Exhibit 28(j) (2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Shelton Greater China Fund and to the use of our report dated February 25, 2013 on the financial statements and financial highlights of Shelton Greater China Fund. Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.

/s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania
April 26, 2013